Exhibit 4.5







                               BE AEROSPACE, INC.

                   NON-EMPLOYEE DIRECTORS DEFERRED STOCK PLAN

                               BE AEROSPACE, INC.
                   NON-EMPLOYEE DIRECTORS DEFERRED STOCK PLAN


                                TABLE OF CONTENTS

                                                                            Page


SECTION 1.         PURPOSES AND AUTHORIZED SHARES..............................1

SECTION 2.         DEFINITIONS.................................................1

SECTION 3.         PARTICIPATION...............................................3

SECTION 4.         DIRECTORS' COMPENSATION.....................................3

SECTION 5.         DEFERRAL ACCOUNTS...........................................4

       5.1    Share Account....................................................4
       5.2    Dividend Equivalent Credits to Share Account.....................4
       5.3    Immediate Vesting................................................4
       5.4    Distribution of Shares...........................................5
       5.5    Adjustments In Case Of Changes In Common Stock...................6

SECTION 6.         ADMINISTRATION..............................................6
       6.1    The Administrator................................................6
       6.2    Committee Action.................................................6
       6.3    Rights And Duties; Delegation And Reliance; Decisions
              Binding..........................................................6

SECTION 7.         PLAN CHANGES AND TERMINATION................................7
       7.1    Amendments.......................................................7
       7.2    Term.............................................................7

SECTION 8.         MISCELLANEOUS...............................................7
       8.1    Unfunded Plan and Limitation On Participants' Rights.............7
       8.2    Beneficiaries....................................................8
       8.3    Benefits Not Transferable; Obligations Binding Upon
              Successors.......................................................8
       8.4    Governing Law; Severability......................................8
       8.5    Compliance With Laws.............................................9
       8.6    Plan Construction................................................9
       8.8    Headings Not Part Of Plan........................................9

                               BE AEROSPACE, INC.
                   NON-EMPLOYEE DIRECTORS DEFERRED STOCK PLAN




SECTION 1. PURPOSES AND AUTHORIZED SHARES

         The purpose of the BE Aerospace, Inc. Non-Employee Directors Deferred Stock Plan (the "Plan") is to attract, motivate and retain eligible directors of the Company by providing a Plan for them to receive compensation that is payable in the form of Common Stock upon termination of their service as Directors of the Company. An aggregate number not to exceed 200,000 shares of Common Stock (subject to adjustments contemplated by Section 5.5 hereof) may be delivered pursuant to this Plan.

SECTION 2. DEFINITIONS

         Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary:

         ACCOUNT or ACCOUNTS means one or more of the Participant's Share Account(s), as the context requires.

         AVERAGE FAIR MARKET VALUE means the average of the Fair Market Values of a share of Common Stock during the last ten (10) trading days ending on or before the applicable Award Date.

         AWARD DATE means the last day of each Quarter, except as provided in
Section 5.3 hereof.

         BOARD means the Board of Directors of the Company.

         CHANGE IN CONTROL means:

                  (a) Approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                  (b) Individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                  (c) the acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of 1934 of more than 50% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its subsidiaries, (2) any person, entity or "group" that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of a Controlling Interest or (3) any employee benefit plan of the Company or its subsidiaries.

         CODE means the Internal Revenue Code of 1986, as amended.

         COMMON STOCK means the Common Stock of the Company, subject to adjustment pursuant to Section 5.5 hereof.

         COMMITTEE means the Board or a Committee of the Board acting under delegated authority from the Board.

         COMPANY means BE Aerospace, Inc., a Delaware corporation, and its successors and assigns.

         DIVIDEND EQUIVALENT means the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock which is equal to the number of Shares then credited to a Participant's Share Account on the applicable measurement date, which amount shall be allocated as additional Shares to the Participant's Share Account, as provided in Section 5.2 hereof.

         EFFECTIVE DATE means September 1, 2000.

         ELIGIBLE COMPENSATION means retainer and meeting fees for services as an Eligible Director.

         ELIGIBLE DIRECTOR means a member of the Board who is not an officer or employee of the Company or a subsidiary and who is compensated in the capacity as a member of the Board.

         EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time.

         FAIR MARKET VALUE means on any date the average of the high and low prices of the Common Stock on the Composite Tape, as published in The Wall Street Journal or otherwise reliably reported, of the principal securities exchange or market on which the Common Stock is so listed, admitted to trade, or quoted or, if there is no trading of the Common Stock on such date, then the average of the high and low prices of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares. If the Common Stock is not so listed, admitted or quoted, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for purposes of this Plan.

         PARTICIPANT means any Eligible Director who elects to participate in this Plan or otherwise has an Account balance under this Plan.

         PLAN means the BE Aerospace, Inc. Non-Employee Directors Deferred Stock Plan.

         SHARE means a share of Common Stock.

         SHARE ACCOUNT means the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Shares in accordance with
Section 5.1.

         STOCK COMPENSATION means the portion of a Participant's Eligible Compensation that is credited to the Participant's Share Account under this Plan.

         TRUST means the trust established pursuant to the BE Aerospace, Inc. Executive and Directors Deferred Compensation Plan Trust Agreement, as amended and restated effective as of September 1, 2000, between the Company and Security Trust Company as the Trustee, and as amended from time to time.

         TRUSTEE means the person (or persons) or entity (or entities) from time to time serving as the trustee (or trustees) of the Trust.

         QUARTER means the three-month period from July 1 through September 30, 2000, and each calendar quarter thereafter during the term of this Plan.

SECTION 3. PARTICIPATION

         All Eligible Directors are Participants in this Plan.

SECTION 4. DIRECTORS' COMPENSATION

         For each Quarter ending on or after September 30, 2000, one-half of the Eligible Compensation payable to each Eligible Director for such Quarter shall be paid in cash within 30 days after the end of each such Quarter, and the other one-half shall be converted into a number of Shares and credited to the Participant's Share Account pursuant to this Plan. The number of Shares to be so credited to the Participant's Share Account shall be equal to one-half of the Participant's Eligible Compensation for the Quarter divided by the Average Fair Market Value of a Share determined as of the last day of the Quarter.

SECTION 5. DEFERRAL ACCOUNTS

         5.1 SHARE ACCOUNT.

             (a) Credited Shares. As of the last day of each Quarter, the Committee shall credit to the Participant's Share Account a number of Shares equal to the number of shares of Common Stock earned by the Participant as Stock Compensation for services as an Eligible Director for that Quarter as determined pursuant to Section 4 hereof.

             (b) Limitations on Rights Associated with Shares. A Participant's Share Account shall be a memorandum account on the books of the Company. The Shares credited to a Participant's Share Account shall be used solely as a device for the determination of the number of shares of Common Stock to be eventually distributed to the Participant in accordance with this Plan. The Share Account shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other stockholder rights with respect to his Share Account, or any Shares contributed to the Trust to fund his benefits hereunder. The number of Shares credited (and the number of Shares to which the Participant is entitled under this Plan) shall be subject to adjustment in accordance with Section 5.5 and the terms of this Plan.

             (c) Trust Contributions. Stock Compensation credited to a Participant's Share Account shall be contributed by the Company to the Trust, in Shares, as soon as administratively practicable after its being so credited.

         5.2 DIVIDEND EQUIVALENT CREDITS TO SHARE ACCOUNT. As of the end of each Quarter, a Participant's Share Account shall be credited with additional Shares in an amount equal to the Dividend Equivalents representing dividends paid during the Quarter on a number of Shares equal to the aggregate number of Shares in the Participant's Share Account, as of the end of the preceding Quarter.

         5.3 IMMEDIATE VESTING AND ACCELERATED CREDITING. All Shares credited to a Participant's Share Account shall be at all times fully vested and not subject to a risk of forfeiture.

         5.4 DISTRIBUTION OF SHARES.

             (a) Time and Manner of Distribution of Accounts. The Shares payable under this Plan in respect of Share Accounts shall be distributed to the Participant (or, in the event of his or her death, the Participant's Beneficiary) in such manner as elected by the Participant and set forth in the Participant's election form. A Participant may elect distributions in one of the following two forms: (i) a lump sum distribution, or (ii) annual installments not to exceed five (5) such annual installments. Each annual installment shall be equal to the number of Shares in the Participant's Share Account multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid. In the event that a Participant fails to make an election, then distribution shall be made in the form of a lump sum. Each Account, less any applicable withholding taxes, shall be distributed commencing on the first day of the month immediately following the date of the Participant's termination of service, or as soon as administratively practicable thereafter.

         Notwithstanding the foregoing, if after a termination of service the number of Shares remaining in the Participant's Share Account is less than 1,000, then such remaining balance shall be distributed in a lump sum.

             (b) Change in Manner of Distribution of Share Accounts. A Participant may change the manner of any distribution election from a lump sum to annual installments (or vice versa) with respect to amounts credited to his Share Account by filing a written election with the Committee on a form provided by the Committee; provided, however, that no such election shall be effective until at least 12 months after such election is filed with the Committee, and no such election shall be effective with respect to any Account after benefits with respect to such Account have commenced. An election made pursuant to this
Section 5.4(b) shall not affect the date of the commencement of benefits.

             (c) Form of Distribution of Share Accounts. Shares credited to a Participant's Share Account shall be distributed in an equivalent whole number of shares of the Company's Common Stock. Any fractional share interests shall be accumulated and paid in cash with the last distribution.

             (d) Acceleration. The Board by declaration may accelerate any payment date (using for valuation purposes the date of its decision and prior retainer payment dates in the applicable period) in extraordinary circumstances where it determines that such action is necessary or advisable to prevent a forfeiture or permit the realization of intended benefits and is otherwise fair to the director and the Company.

             (e) Change in Control. Notwithstanding the foregoing, lump sum distributions of the balance of any amounts payable to Participants and their beneficiaries as soon as practicable following the Change in Control (using for valuation purposes the date on which the Change in Control occurs).

         5.5 ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK. If there shall occur any change in the outstanding shares of the Company's Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar corporate change or change in capitalization or any distribution to holders of the Company's Common Stock (other than cash dividends and cash distributions), the Committee shall make such proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited), as the Committee determines to be necessary or appropriate, in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights contemplated hereunder, including any appropriate adjustments to the market prices used in the determination of the number of Shares, and in rights in respect of Share Accounts credited under this Plan so as to preserve the benefits intended.

SECTION 6. ADMINISTRATION

         6.1 THE ADMINISTRATOR. The Administrator of this Plan shall be the Board as a whole or a Committee as appointed from time to time by the Board to serve as administrator of this Plan. The participating members of any Committee so acting shall include, as to decisions in respect of participants who are subject to Section 16 of the Exchange Act, only those members who are Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange
Act). Members of the Committee shall not receive any additional compensation for administration of this Plan.

         6.2 COMMITTEE ACTION. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant in this Plan. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or (assuming compliance with Section 6.1) by unanimous written consent of its members.

         6.3 RIGHTS AND DUTIES; DELEGATION AND RELIANCE; DECISIONS BINDING. Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

             (1) To construe and interpret this Plan;

             (2) To resolve any questions concerning the amount of benefits payable to a Participant (except that no member of the Committee shall participate in a decision relating solely to his or her own benefits);

             (3) To make all other determinations required by this Plan;

             (4) To maintain all the necessary records for the administration of this Plan; and

             (5) To make and publish forms, rules and procedures for the administration of this Plan.

         The determination of the Committee made in good faith as to any disputed question or controversy and the Committee's determination of benefits payable to Participants, including decisions as to adjustments under Section 5.5, shall be conclusive and binding for all purposes of this Plan. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons' professional or expert competence.

         The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.

SECTION 7. PLAN CHANGES AND TERMINATION

         7.1 AMENDMENTS. The Board shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that, except as contemplated by Section 5.5, no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to then outstanding Accounts or Dividend Equivalent credits thereon, so long as the Account is outstanding. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants shall be bound by the amendment upon receipt of notice the amendment.

         7.2 TERM. It is the current expectation of the Company that this Plan shall continue indefinitely. Continuance of this Plan, however, is not assumed as a contractual obligation of the Company. If the Board of Directors decides to discontinue or terminate this Plan, it shall notify the Committee and Participants in this Plan of its action in writing, and this Plan shall be terminated at the time set forth on the notice. All Participants shall be bound thereby. No benefits shall accrue in respect of Eligible Compensation earned after a discontinuance or termination of this Plan.

SECTION 8. MISCELLANEOUS

         8.1 UNFUNDED PLAN AND LIMITATION ON PARTICIPANTS' RIGHTS. The obligations of the Company under this Plan shall be paid by the Company. Participants shall have the rights no greater than the right to receive the Shares (or equivalent value as a general unsecured creditor) allocable to the Share Accounts. The Plan constitutes a mere promise by the Company to make distributions in the future. It is intended that this Plan shall constitute an "unfunded" plan for tax purposes and an "unfunded" plan for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended. If the Company makes any investments, such investments of the Company shall be subject to the claims of the Company's creditors. The assets of the Trust also shall be subject to the Company's creditors in the event of the Company's Insolvency, as defined in the Trust Agreement establishing the Trust. Nothing contained in this Plan shall be interpreted to grant to any Participant or any Beneficiary, any right, title or interest in any property of the Company or the Trust. Participation in this Plan shall not give any person the right to serve as a member of the Board or any rights or interests other than as herein provided. Participants shall not be entitled to receive actual dividends or to vote Shares until after delivery of a certificate representing the Shares.

         8.2  BENEFICIARIES.

             (a) Beneficiary Designation. Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 8.2(b)) whom such Participant desires to receive any amounts payable under this Plan after his or her death. The Company and the Committee may rely on the Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.

             (b) Definition of Beneficiary. A Participant's "Beneficiary" or "Beneficiaries" shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the Participant's benefits under this Plan in the event of the Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

         8.3 BENEFITS NOT TRANSFERABLE; OBLIGATIONS BINDING UPON SUCCESSORS. Benefits of a Participant under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized. Shares deliverable under this Plan may be subject to restrictions on transfer under applicable securities laws, unless the Shares are duly registered prior to issuance. Obligations of the Company under this Plan shall be binding upon successors of the Company.

         8.4 GOVERNING LAW; SEVERABILITY. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of Florida. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         8.5 COMPLIANCE WITH LAWS. This Plan and the offer, issuance and delivery of shares of Common Stock through the deferral of stock under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to prior registration or such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as it may reasonably request to assure such compliance.

         8.6 PLAN CONSTRUCTION. It is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule l6b-3 promulgated under the Exchange Act ("Rule l6b-3") so that Shares and Dividend Equivalents credited, and the distribution of Shares, hereunder will be entitled to the benefits of Rule l6b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Committee may, subject to Section 8.5 hereof, permit elections by individual directors that would not qualify for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other Directors under this Plan is not compromised.

         8.7 HEADINGS NOT PART OF PLAN. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.